CUBIC CORPORATION

                         EMPLOYEES' PROFIT-SHARING PLAN



      --------------------------------------------------------------------




                     Original Effective Date June 15, 1956,
                 Amended and Restated Effective October 1, 1989,
                  Amended and Restated Effective August 1, 1993

                                TABLE OF CONTENTS

                                  INTRODUCTION

Cubic Corporation Employees' Profit-Sharing plan as restated here is effective August 1, 1993. This is a full restatement of the original Plan and combines in one document both Part I (Profit Sharing and Posttax Contributions) and Part II (401(k) Pre-Contribution), as well as amendments and board resolutions thereafter.

The purpose of this Plan is to provide Eligible Employees with a more financially secure retirement. In addition to the profit-sharing contribution which may be made at an Employer's discretion, Eligible Employees may also participate by saving their own money on a pre- or posttax basis. Employer contributions will be made from current or accumulated earnings and profits of the Employer. As such, this Plan is intended to qualify as a profit-sharing plan for purpose of Internal Revenue Code Sections 401(a), 402, 401(k), 412, and 417. All Plan funds will be invested in a group annuity contract.

                                    ARTICLE 1
                                   DEFINITIONS


When used in this document the following words and phrases have the meaning specified below. Additional words and phrases may be defined in the text of the Plan.

1.1       Accounts means a Member's Employer Profit-Sharing Accounts (Part I and
          Part II), Member Pretax (Part III) Account, Member After-Tax (Part I) Account, and Rollover Account.

1.2 Active Member means an Eligible Employee who currently has in effect an election to make Savings contributions pursuant to Section 3.1.

1.3 Affiliated Employer means any entity that is included in a controlled group of corporations or commonly controlled with Cubic Corporation or is a member of an affiliated service group under Code Sections 414 and 1563.

1.4 Annuity means any form of benefit payment under Article 7 other than a lump sum or installment distribution.

1.5 Beneficiary means the person, persons, or entity the Member designates to receive any death benefit that may become payable under the Plan, subject to Article 7. A Member may designate primary and contingent Beneficiaries. If more than one Beneficiary is named the Member may specify the sequence and/or proportion in which payments will be made to each Beneficiary. In the absence of a specification of sequence or proportions, payments will be made in equal shares to all named Beneficiaries. A Member may change Beneficiaries, as well as any primary or contingent Beneficiaries, from time to time by written notice delivered to the Committee in the manner and form prescribed by the Committee. If no Beneficiary has been designated, if the Committee is unable to locate a designated Beneficiary, or if no designated Beneficiary is living at the time of the Member's death, payment of such death benefit, if any, to the extent permitted by law, will be made to the Member's surviving Spouse or, if none, the Member's estate. Any minor's share may be paid to such adult or adults as have, in the Committee's opinion, assumed custody and support of such minor. However, the Committee reserves the right to delay the payment of any minor's share until receiving a court order designating the adult or adults to whom such payment shall be made. Any death benefit that becomes payable to executors or administrators will paid in one lump sum. The Committee may require proof of death benefit before paying any death benefit under the Plan.

1.6       Board means the Board of Directors of Cubic Corporation.

1.7       Code means the Internal Revenue Code of 1986, as amended.

1.8       Committee means the Plan Committee described in Article 8.

1.9 Disability Retirement Date means the first day of the month following the date on which the Member is determined to be Permanently and Totally Disabled.

1.10 Early Retirement Date means the date after attaining age 55 upon which a Member who has seven Years of Service elects to terminate employment before age 65.

1.11 Earnings shall mean all remuneration received by an Employee from the Employer during a Plan Year that is considered as wages reportable under Code Section 6051(a)(3), prior to reductions for Pretax Contributions made to the Plan or salary reduction contributions to a plan excludable from income under Code Section 125. "Earnings" shall not include amounts over two hundred thousand dollars ($200,000), as indexed under Section 401(a)(17) of the Code, determined on an annual basis.

          In determining g the Earnings of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted two hundred thousand dollars ($200,000) limitation is exceeded, then the limitation shall be pro-rated among the affected individuals in proportion to each such individual's Earnings as determined under this Section prior to the application of this limitation. Notwithstanding the foregoing, Earnings earned but not paid in a Plan Year may include amounts earned but not paid in a Plan Year because of the timing of pay periods and pay days if such amounts are paid during the first few weeks of the next following Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Earnings are included in more than one Limitation Year.

1.12      Effective  Date means June 15, 1956 (for the original  portion of this
          Plan: Part I) and January 1, 1983 (for Part II). The effective date of this amendment and restatement is October 1, 1989.

1.13 Eligible Employee means any Employee whose earnings from the Employer are subject to withholding of income tax or Social Security contributions as well as qualifying common-law Employees, and including leased employees as defined under Code Section 414(n). However, the term "Eligible Employee" shall exclude the following:

          (a) Any "leased employee" who participates in a plan described in Code Section 414(n)(5) if less than 20% of all Eligible Employees are "leased employees," 4.

          (b) Any Employee included in a unit of Employees covered by a collective bargaining agreement with the Employer if the collective bargaining agreement at the Employer facility where the Employee is employed does not provide for coverage under this Plan, or

          (c) Any Employee who has had a One-Year Break in Service during the Plan Year.

1.14      Employee means any person who is employed by the Affiliated Employer.

1.15 Employer means Cubic Corporation and any other Affiliated Employer that with the consent of Cubic Corporation has adopted this Plan by appropriate action taken by its board of directors. An Affiliated Employer may participate by adopting all or a portion of this Plan. Such participating Employers are listed in Appendix A to this document. For purposes of this Plan, Cubic Corporation will be deemed the representative of each participating Employer and any action taken with respect to the Plan by Cubic Corporation will be binding on each participating Employer.

1.16 Employer (Part I) Profit-Sharing Account means the account maintained for a Member that is:

          (a) Credited with Employer Profit-Sharing Contributions to the Plan as provided for under Section 3.2 and

          (b) Adjusted for investment results and distributions, including transfers to the Employer Part II Profit-Sharing Account.

1.17 Employer (Part II) Profit-Sharing Account means the account maintained for a Member that is:

          (a) Credited with that portion of the Employer profit sharing allocation, if any, that may be transferred from the Employer (Part I) Profit-Sharing Account pursuant to an annual election by
               (i) a Member, as provided under Section 3.2(a), or (ii) the Employer as provided under Section 3.3(d).

          (b)  Adjusted for investment results and distributions.

1.18 Entry Date means the first day of each calendar quarter: January 1, April 1, July 1, or October 1.

1.19 ERISA means the Employee Retirement Income Security Act of 1974, as periodically amended.

1.20 Funding A means The Prudential Insurance Company of America or any other legal reserve life insurance company or companies selected by Cubic Corporation to receive Employer contributions and to pay the annuities and other benefits in accordance with the Plan. Any group annuity contract between the Employer and the Funding Agent may provide for the contributions to be held in the Funding Agent's general account and/or one or more of its separate accounts (including separate accounts maintained for the collective investment of assets of qualified retirement plans). The Funding Agent issuing such a contract shall have exclusive responsibility for the investment and management of any amounts held thereunder. Accordingly, the Funding Agent shall, upon appointment by the Named Fiduciary and its acceptance in writing of such appointment, be an investment manager with respect to the funds it holds under such contract to the extent that such funds are Plan assets within the meaning of ERISA and the rules and regulations thereunder. The Named Fiduciary shall not be liable for any loss which may result from the acts or omissions of the Funding Agent acting as investment manager with respect to Plan assets under its control.

1.21 Highly Compensated Employee shall mean an Employee who performs service during the Determination Year and is described in one or more of the following groups in accordance with IRS regulations:

          (a)  An  Employee  who is a five  percent  (5%)  owner as  defined  in
               Section 416(i)(l)(iii) of the Code, at any time during the Determination Year or the Look-back Year.

          (b) An Employee who receives Compensation in excess of seventy-five thousand dollars ($75,000) during the Look-back Year. (The $75,000 limitation will be adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code.)

          (c) An Employee who receives Compensation in excess of fifty thousand dollars ($50,000) during the Look-back Year and is a member of the top-paid group for the Look-back Year. (The $50,000 limitation will be adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code.)

          (d) An Employee who is an officer within the meaning of Section 416(i) of the Code during the Look-back Year and who receives Compensation in the Look- back Year greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, for the calendar year in which the Look-back Year begins. Notwithstanding the foregoing, no more than fifty (50) or, if less, the greater of three (3) Employees or ten percent (10%) of the Employees shall be treated as officers; provided, however, if no officer is described in this subparagraph (d), then the highest-paid officer for such year shall be treated as herein described.

          (e) An Employee who is (i) described in Paragraph (b), (c), or (d) above, and (ii) one of the 100 Employees who receives the most Compensation from the Employer during the Determination Year, when the Determination Year is substituted for the Look-back Year in Paragraph (b), (c), or (d).

               A former Employee shall be treated as a Highly Compensated Employee if such former Employee had a separation year prior to the Determination Year and was a Highly Compensated active Employee for either (1) such Employee's separation year or (2) any Determination Year ending on or after the Employee's 55th birthday.

               A separation year is the Determination Year in which the Employee separates from service. Notwithstanding the foregoing, an Employee who separated from service before January 1, 1987 is a Highly Compensated Employee only if he was a five percent (5%) owner or received Compensation in excess of fifty thousand dollars ($50,000) during (i) the Employee's separation year (or the year preceding such separation year), or (ii) any year ending on or after such Employee's 55th birthday (or the last year ending before such Employee's 55th birthday).

               Notwithstanding anything to the contrary in this Plan, Sections 414(b), (c), (m), (n), and (o) of the Code are applied prior to determining whether an Employee is a Highly Compensated Employee.

          For  purposes of this section,

          (a) "Compensation" shall mean compensation as defined in Code Section 414(q)(7) and the regulations thereunder.

          (b) "Determination Year" shall mean the Plan Year for which the determination of who is Highly Compensated is being made.

          (c)  "Look-back   Year"  shall  mean  the  twelve  (12)  month  period
               preceding the Determination Year.

          (d) "Top-paid Group" shall mean the top twenty percent (20%) of Employees when rated on the basis of Compensation paid during the year. The number of Employees in the group will be determined in accordance with Section 414(q)(8) of the Code.

               The Employer shall have the right to elect to determine Highly Compensated Employees by reference to calendar year Compensation, in accordance with IRS regulations. If the Employer so elects, the Employer must make such election with respect to all other qualified plans it maintains.

1.22      Hour of Service means the following:

          (a) Each hour for which an Employee is paid or entitled to payment for performance of duties for the Affiliated Employer for the applicable Plan Year.

          (b) Each hour for which an Employee is paid or entitled to payment by the Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this subsection to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period).

          (c)  For  purposes of the  definition  of Hour of Service in paragraph
               (a) and (b) above, an Hour of Service is each hour for which back pay, irrespective of mitigation of damages is either awarded or agreed to by the Affiliated Employer, However, the same Hour of Service shall not be credited by both this paragraph and paragraphs (a) and (b) above.

          (d)  The rules  regarding Hours of Service set forth in Department
               of  Labor   Regulations   Section   2530.200b-2(b)   and  Section
               2530.200b-2 or any successor regulations are incorporated by reference.

          (e) For purposes of determining Hours of Service for any Employee whose individual Hours of Service may not be determined on an hourly basis, Hours of Service will be determined on the basis of weeks of employment and the Employee will be credited with 45 Hours of Service for each week for which the Employee would be required to be credited with at least one Hour of Service under
               (a) and (b) above.

1.23 Late Retirement Date means the first day of the month following the date on which a Member terminates employment after his Normal Retirement Date.

1.24 Member means an Eligible Employee who is eligible to participate in the Plan or who has participated in the Plan at any time in accordance with Article 2 and for whom Accounts are being maintained.

1.25 Member After-Tax (Part I) Account means the account maintained for a Member that is:

          (a) Credited with contributions into the Plan attributable to the Member's After- Tax Savings under Section 3.1(a),

          (b)  Adjusted for investment results, and

          (c)  Adjusted for withdrawals and distributions.

1.26 Member Pretax (Part II) Account means the account maintained for a Member that is:

          (a) Credited with Employer contributions into the Plan attributable to the Member's Pretax Savings under Section 3.1(b),

          (b)  Adjusted for investment results, and

          (c)  Adjusted for withdrawals and distributions.

1.27 Normal Retirement Date means the first day of the month following the date a Member attains age 65.

1.28      One-Year Break in Service means:

          A Year of Service in which an Employee completes less than 501 Hours of Service. However, for purposes of preventing a One-Year Break in Service from occurring, an Employee who is absent from work for any period on or after January 1, 1984 because of:

          (a)  the pregnancy of the Employee,

          (b)  the birth of a child of the Employee,

          (c) the placement Of a child with the Employee in connection with the adoption of such child by the Employee, or

          (d) for purposes of caring for such child for a period beginning immediately after such birth or placement,

          will be credited with the number of Hours of Service which otherwise would normally have been credited to such individual but for such absence, or, if the Hours of Service cannot be determined, then eight Hours of Service per day of such absence. The total number of hours treated as Hours of Service under this section by reason of any such pregnancy or placement shall not exceed 501 hours. These hours shall be credited to the year in which the absence from work begins if such crediting would prevent the Employee from incurring a One-year Break in Service or, in any other case, in the immediately following year. No credit will be given unless the Employee furnishes to the Employer such timely information as is reasonably necessary to establish that the absence from work is for reasons referred to in this definition and the number of days for which there was such an absence.

1.29 Permanently and Totally Disabled means a physical or mental condition that renders the Member incapable of continuing in employment with the Employer. The determination of Permanently and Totally Disabled shall be made by the Committee based on information provided by the Member's physician. Such determination shall be submitted by the physician in writing to the Employer.

1.30 Plan means the plan designated as the Cubic Corporation Employees' Profit-Sharing Plan as described in this document and as it may be periodically amended.

1.31 Plan Year means the period beginning on October 1 and ending on the following September 30. The calendar year will be the limitation year for purposes of Code Section 415 and Section 3.4 of the Plan,

1.32 Retirement Date means the date a Member attains his Normal, Early, Late, or Disability Retirement Date, as applicable.

1.33      Rollover Account means the account maintained for a Member that is:

          (a) Credited with any amount received by the Plan as a rollover, as defined in Code Section 402(a)(5),

          (b)  Adjusted for investment results, and

          (c)  Adjusted for withdrawals and distributions.

1.34 Savings means amounts contributed to this Plan by an Employer in lieu of being paid to a Member as salary or wages. Savings will be made under payroll-deduction or salary reduction arrangements between each Member and his Employer. Section 3.1 contains the provisions under which Savings may be made. Savings consist of After- Tax Savings, known as Part I Savings (described in Section 3.1(a)), and Pretax deferrals, known as Part II Savings (described in Section 3.1(b)).

1.35 Spouse means the person to whom the Member is legally married for at least one year on the date he receives his benefit payment from the Plan, or his date of death, if earlier.

1.36 Trust means one or more Trusts established pursuant to the Trust Agreement for purposes of funding the benefits of this Plan.

1.37 Trust Agreement means one or more Trust Agreements executed by Cubic Corporation and provided for the administration of the Trust.

1.38 Trust Fund or Fund means the total amount of contributions made by the Members and the Employer, together with the net earnings on them, that will be used to provide the benefits to Members and their Beneficiaries under the Plan.

1.39 Trustee means the Trustee of the Trust and any successor Trustee as appointed in the Trust Agreement.

1.40 Valuation Date means the close of business in the last day of each Plan Year, and such interim dates upon which the Fund may be valued by the Funding Agent or Trustee as directed by the Committee.

1.41 Vested means nonforfeitable. The Vested portion of a Member's Account is determined under Article 6.

1.42 Year of Service means a 12-consecutive-month period beginning on the date an Employee is first credited with an Hour of Service and ending on the anniversary of that date and each anniversary of that date thereafter, provided the Employee completes 1,000 Hours of Service during such 12-month period.

          Notwithstanding the foregoing, for purposes of this Section 1.42, Eligible Joint Venture Affiliate shall mean any formal business arrangement with a separate entity entered into in anticipation of producing a business profit and deemed eligible for purposes of this
          Section 1.42, by the Board.

          Notwithstanding the foregoing, a Year of Service, as defined for Vesting purposes in Section 6.4(d), shall include any Year of Service after January 1, 1993 with an Eligible Joint Venture Affiliate of the Employer if: (i) the Board, by formal resolution, authorizes the granting uniformly and for vesting purposes only of a Year of Service with an Eligible Joint Venture Affiliate of the Employer; (ii) that such individual qualifying under this provision satisfy the Plan's eligibility requirements in Article 2 and maintain an active Member account in the Plan prior to the employment commencement date with the Eligible Joint Venture Affiliate of the Employer; (iii) that such service is performed in a period of time in which the Eligible Joint Venture Affiliate is operating under a formal business arrangement with Cubic Corporation; and (iv) that the Board's granting of a Year of Service is provided in a manner consistent with the Code and/or other applicable statute. Notwithstanding any provision of the Plan to the contrary, such Individual credited with a Year of Service by virtue of employment with an Eligible Joint Venture Affiliate shall not be entitled to any Employer Profit-Sharing contribution by the Employer during the period of employment with the Eligible Joint Venture Affiliate.

                                    ARTICLE 2
                                  PARTICIPATION


2.1       Eligibility to Become a Member

          An Eligible Employee will be entitled to become a Member in the Plan on the Entry Date following completion of one Year of Service. An Eligible Employee may elect to become an Active Member by electing to contribute Savings on an Entry Date.

2.2       Membership in the Plan

          (a) Employer Profit-Sharing Contributions will be made on behalf of all Eligible Employees who are Members on the last day of the Plan Year.

          (b) To become an Active Member, an Eligible Employee must (i) submit an enrollment form to the Committee at least 15 days before the Entry Date he elects to become an Active Member, (ii) agree to make contributions to the Plan, (iii) authorize the Employer to withhold such contributions from his Earnings and to pay the same amount to the Funding Agent or Trustee, and (lv) designate a Beneficiary.

2.3       Reemployment

          (a)  If an Employee who met the  eligibility  requirements  of Section
               2.1 and whose employment has terminated is later rehired as an Eligible Employee, he may elect to become a Member pursuant to
               Section 2.2 on the date he is rehired. A rehired Employee who had not met the eligibility requirements of Section 2.1 before his employment terminated will be eligible to enter the Plan on the Entry Date after he satisfies the requirements of Section 2.1. If an Employee terminates employment and is rehired and desires to become an Active Member, he must reenroll as provided in
               Section 2.2 above. An Eligible Employee who chooses to enter or reenter the Plan must enroll or reenroll under Section 2.2(b) above.

          (b) A Member who had a Vested interest in an Account upon his termination will reenter the Plan upon his reemployment date and his prior Years of Service will be counted.

          (c) An Employee who had no Vested interest in an Account under the Plan, and whose number of consecutive One-Year Breaks in Service is five or more will not have his previous Years of Service counted if his number of One-Year Breaks in Service equals or exceeds his previous Years of Service.

          (d) An Employee who had no Vested interest in an Account under the Plan and whose number of consecutive One-Year Breaks in Service is five or more will have his previous Years of Service counted if his number of One-Year Breaks in Service is less than his previous Years of Service.

          (e) An Employee who had no Vested interest in an Account under the Plan and whose number of Consecutive One-Year Breaks in Service is less than five will have his previous Years of Service counted.

2.4       Employment After Normal Retirement Age

          A Member who continues in the employ of an Employer after attainment of age 65 will continue to be eligible to be an Active Member.

                                    ARTICLE 3
                                  CONTRIBUTIONS


3.1       Savings by Active Members

          An Active Member may elect to save a Fixed whole percentage of his Earnings as follows:

          (a)  Member After-Tax  Savings (Part I).

               An Active Member may elect to save as much as ten percent of his Earnings. The Employer will make payments to the Plan in the amount of the Savings by way of payroll deduction, to be credited to the Member's After-Tax Account.

          (b)  Member  Pretax  Savings  (Part II).

               An Active Member may elect to defer as much as 15% of his Earnings. Notwithstanding the foregoing, a Member's Earnings reduction to his Pretax Account for any calendar year shall not exceed the dollar limitations set forth in Code Section 402(g). However, a Member's Earnings reductions to his Pretax Account for any calendar year may not exceed $8,728 (1992 indexed maximum). This dollar limitation will be adjusted automatically for each calendar year to the amount prescribed by the Secretary of the Treasury or his delegate in accordance with Code Section 402(g)(5).

          (c)  Change in  Percentage  of  Savings.

               An Active Member's Savings percentage will remain in effect until the Member elects to change the percentage, or is subject to the overall restrictions of Section 3.3. An Active Member may elect, but not retroactively, to change his Savings percentage provided he files the election with the Committee. Such election will be effective at the start of the first payroll period beginning on or after the first day of the next calendar quarter following receipt of his request.

          (d)  Suspension  of  Savings.

               An Active Member may elect, but not retroactively, to suspend his Savings to the Plan or to resume his Savings to the Plan after having suspended them, upon written notice to the Committee. The suspension shall become effective immediately following receipt of the written notice by the Committee. A resumption will become effective as of the first payroll period beginning on or after the next Entry Date.

          (e)  Status of Savings.

               Member Savings under this Section will be made by payroll deductions or reductions authorized by the Member and will be paid to the Plan by the Employer no later than 30 days after the Plan Year to which they apply.

3.2       Employer Profit-Sharing Contributions

          (a) An Employer may make a discretionary profit-sharing contribution, as authorized by its board of directors, in an amount up to 15% of the Earnings of its Members for the Plan Year. This contribution will be allocated to the Employer Profit-Sharing Account of each of its Members who are employed at Plan-Year-end and whose Retirement Date did not occur during the Plan Year. The Committee may authorize that employees who are not Highly
               Compensated Employees and who are Active Members may have a portion of the Employer Profit-Sharing Contributions that are allocable to them transferred to their Member's Employer (Part
               II) Profit-Sharing Account. Upon transfer, such amounts will become 100% Vested as provided in Article 6 and will not be available for in-service withdrawals.

          (b) The amount allocated to each Member's Employer Part I Profit-Sharing Account will be the ratio of the Member's Earnings from such Employer during the Plan Year to the total amount of all Members' Earnings from such Employer for the Plan Year. Such allocation shall be equal to the lesser of (i), (ii), or (iii) following, where (i) is that amount determined by resolution of the Board of Directors of Cubic Corporation in its sole and absolute discretion and adopted on or before the last day of the taxable year, (ii) is 15% of the Earnings actually paid during such Plan Year to all of its Members, as provided by the Code, as the maximum amount deductible by the Employer for the current taxable year, and (iii) the limitations on benefits and contributions under Code Section 415.

          (c) Payment of Employer Profit-Sharing Contributions will be made for each Plan Year as soon as convenient after the close of such year, but not later than the date, including extensions, on which the Employer's federal income tax return is due with respect to such taxable year.

          (d) Each Employer Contribution is conditioned on its deductibility under Code Section 404 and will be a complete discharge of its financial obligations under the Plan with respect to the period for which it is made.

3.3       Limitations on Member Deferrals and Employer Contributions

          (a) The Committee will estimate for purposes of the limitations under Code Sections 401(k) and 401(m), as soon as practical before the close of the Plan Year, the extent to which Member Pretax Savings treatment under Code Section 401(k) or Employee After-Tax Savings or Employer Profit-Sharing Contributions may not be available to any Active Member or class of Active Members.

               Notwithstanding the foregoing, the Plan will take into account the actual deferral ratios of all eligible Members for purposes of the Average Deferral Percentage (ADP) test in Code Section 401(k), For this purpose, an eligible Member is an Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes: an Employee who would be a Plan Member but for the failure to make required contributions; a Member whose eligibility to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and a Member who cannot defer because of the Section 415 limits on annual additions. In the case of an eligible Member who makes no elective contributions, the deferral ratio that is to be included in determining the ADP is zero.

               Notwithstanding the foregoing, an elective contribution will be taken into account under the Average Deferral Percentage test of
               Section 401(k)(3)(A) of the Code for a Plan Year only if it relates to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Member in the Plan Year and would have been received by the Member within two-and-one-half (2-1/2) months after the close of the Plan Year (but for the deferral election).

               Notwithstanding the foregoing, an elective contribution will be taken into account under the Average Deferral Percentage test of
               Section 401(k)(3)(A) of the Code for a Plan Year only if it is allocated to the Member as of a date within that Plan Year. For this purpose, an elective contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the elective contribution is actually paid to the trust no later than twelve 12) months after the Plan Year to which the contribution relates.

          (b) An actual Deferral Percentage and a Contribution Percentage will be determined for each Member in the Plan.

               (i)  Member Deferral Percentage.

                    An Employee's Deferral Percentage will be equal to the ratio of the total amount of the Employee's Part II Pretax Savings for the Plan Year divided by his Compensation in the Plan Year. With respect to Members who made no Pretax Savings under this Plan, the percentage will be zero. The employer may elect to include those Employer Contributions that the Employer has elected to transfer to the Employer Part II Profit Sharing Account in the Member Deferral Percentage.

               (ii) Contribution Percentages.

                    An Employee's Contribution Percentage will be equal to the ratio of the total amount of Part I After-Tax Savings for the Plan Year divided by his Compensation in the Plan Year. With respect to Members who received no After-Tax Savings, such percentage will be zero. The Employer may elect to include Active Member Pretax (Part II) Savings in calculating the Contribution Percentage, to the extent not utilized in (i).

          Compensation  for  purposes  of this  subsection  is  defined  in Code
          Section 414(s) and will include Compensation for the entire Plan Year regardless of when during the year a Member becomes eligible to participate in the Plan.

          (c)  Nondiscrimination Requirements for Pretax Contributions.

               For any Plan Year, the amount of Pretax Contributions must satisfy either subsection (1) or subsection (2) as set forth below:

               (i) The Average Deferral Percentage for Highly Compensated Employees may not exceed one and twenty-five one-hundredths (1.25) times the Average Deferral Percentage for Nonhighly Compensated Employees.

               (ii) The  Average  Deferral  Percentage  for  Highly  Compensated
                    Employees

                    (A) may not exceed two (2) times the Average Deferral Percentage for Nonhighly Compensated Employees, and

                    (B) may not exceed the Average Deferral Percentage for Nonhighly Compensated Employees by more than two (2) percentage points.

               The Committee is empowered to monitor the Plan throughout the Plan Year and to decrease or suspend the amount of Pretax Contributions by Highly Compensated Employees or any group of Highly Compensated Employees made pursuant to Section 3.1. Any such decrease or suspension shall also be effective for purposes of determining Employer Profit-Sharing Contributions to be made pursuant to Section 3.2.

               The Employer may also, in its sole discretion, make Qualified Nonelective Contributions on behalf of eligible Employees who are Nonhighly Compensated Employees in an amount sufficient to satisfy the nondiscrimination requirements of this Section. Such contributions shall be allocated based on the ratio which each such eligible Employee's Compensation bears to the total Compensation of all such eligible Employees for the Plan Year. Such additional contributions, if any, shall be fully vested.

               Notwithstanding the foregoing, Qualified Nonelective Contributions may be treated as matching contributions for purposes of the Actual Contribution Percentage (ACP) test of Code
               Section 401(m) only if such contributions are nonforfeitable when made and distributable under the following circumstances:

               (i) The Employee's retirement, death, disability, or separation from service,

               (ii) The  termination  of the Plan without the  establishment  or maintenance of another defined contribution plan (other than an ESOP or SEP),

               (iii)In the case of a  profit-sharing  or stock bonus  plan,  the
                    Employee's attainment of age 59-1/2 or the Employee's hardship,

               (iv) The sale or  other  disposition  by  Cubic  to an  unrelated corporation of substantially all of the assets used in its trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition, and

               (v) The sale or other disposition by Cubic of its interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not main the Plan after disposition. Paragraphs (ii), (iv), and (v) above apply only if the transferee or Cubic continues to maintain the Plan. Qualified Nonelective Contributions that may be treated as matching contributions must satisfy these requirements without regard to whether they are actually taken into account as matching contributions.

               Excess  Pretax  Contributions.   If  for  any  Plan  Year  it  is
               determined   that  the   nondiscrimination   requirements   under
               Section 3.3 are not satisfied:

               (i) Certain Highly Compensated Employees shall have the Pretax Contributions made on their behalf reduced retroactively in accordance with the leveling method described in
                    Section 3.3(j);

               (ii) At the Committee's  sole  discretion,  a Highly  Compensated
                    Employee who has had the Pretax Contributions made on his behalf reduced under Subsection (1) shall have the amount of such reduction treated in one (1) or both of the following manners:

                    (A) All or a portion of the amount of such reduction plus any investment earnings allocable to such reduction shall be added to the Highly Compensated Employee's After-tax Account and the amount of the reduction shall be treated as an After-tax Contribution. Recharacterization shall only be made within two-and-one-half (2 1/2) months following the last day of the Plan Year for which the reduction was necessary.

                    (B) or a portion of the amount of such reduction plus any investment earnings allocable to such Pretax Contributions shall be paid in cash to the Highly Compensated Employee. Payment shall be made within two-and-one-half (2 1/2) months following the last day of the Plan Year for which the reduction was necessary, if practicable, but in no event later than the last day if the Plan Year following such Plan Year. For any Plan Year, the amount of excess Pretax Contributions to be distributed to any Participant shall be reduced by the amount of excess deferrals distributed to such Participant in accordance with Section 3.1 for the Participant's taxable year ending with or within the Plan Year. The income allocable to such excess Pretax Contributions shall include income for the Plan Year for which the Pretax Contributions were made, determined in accordance with the alternative method set forth in Reg. Section 1.401(k)-I(f)(4)(ii)(C) and will include income for the period between the end of such Plan Year and the date of the distribution, determined in accordance with the safe harbor method set forth in Reg. Section 1.401(k)- 1(f)(4)(ii)(D). Any Employer Profit-Sharing Contributions attributable to excess Pretax Contributions or excess deferrals (and income allocable to such Employer Profit- Sharing Contributions determined using the same method for determining income on excess Pretax Contributions) shall be forfeited within the period specified immediately above and shall be used to reduce future Employer Contributions under Section 3.2.

               (d)  Family  Aggregation  Rules  for  Pretax  Contributions.

                    The family aggregation rules of Section 414(q)(6) of the Code shall apply to any eligible Employee who is Highly
                    Compensated  and a five (5) percent  owner or one of the ten
                    (10) most Highly Compensated Employees. The Average Deferral Percentage for the Family Members, who are treated as one eligible Employee who is Highly Compensated, shall be the Average Deferral Percentage determined by combining the Pretax Contributions and Compensation of all eligible Family Members.

                    If the Average Deferral Percentage of a Highly Compensated Employee is determined under the family aggregation rules, excess Pretax Contributions shall be allocated among the Family Members in proportion to the Pretax Contributions of each Family Member that were combined to determine the Average Deferral Percentage rates.

               (e) Nondiscrimination Requirements for After-tax and Employer Profit-Sharing Contributions. For any Plan Year, the amount of After-tax and Employer Profit-Sharing Contributions must satisfy either Subsection (1) or (2) as set forth below:

                    (i) The Average Contribution Percentage for Highly Compensated Employees may not exceed one and twenty-five one- hundredths(1.25) times the Average Contribution Percentage for Nonhighly Compensated Employees.

                    (ii) The   Average   Contribution   Percentage   for  Highly
                         Compensated Employees:

                         (A)  may  not   exceed   two  (2)  times  the   Average
                              Contribution Percentage for Nonhighly Compensated Employees, and

                         (B) may not exceed the Average Contribution Percentage for Nonhighly Compensated Employees by more than two (2) percentage points.

               Notwithstanding the foregoing, the Plan shall take into account the actual contribution ratios of all eligible Employees for purposes of the Average Contribution Percentage (ACP) test in Code Section 401(m). For this purpose, an eligible Employee is any Employee who directly or indirectly is eligible to receive an allocation of matching contributions or to make Employee Contributions and includes an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose right to make Employee Contributions or receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate; and an Employee who cannot make an Employee Contribution or receive a matching contribution because Code Section 415(c) prevents the Employee from receiving additional annual additions. In the case of an eligible Employee who makes no Employee Contributions and who receives no matching contributions, the contribution ratio that is to be used in determining the ACP is zero.

               Notwithstanding the foregoing, in performing the Average Contribution Percentage (ACP) test of Code Section 401(m) for a Plan Year, contributions will be taken into account as follows:
               An Employee Contribution is to be taken into account if it is paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year. An excess contribution to a cash or deferred arrangement that is recharacterized is to be taken into account in the Plan Year in which the contribution would have been received in cash by the Employee had the Employee not elected to defer the amounts. A matching contribution is taken into account for a Plan Year only if it is:

                    (i) Made on account of the Employee's elective or Employee Contributions for the Plan Year,

                    (ii) Allocated to the Employee's Account as of a date within that year, and

                    (iii)Paid  to the  Trust  by  the  end  of  the  12th  month following the close of that year.

               Qualified matching contributions that arc used to meet the requirements of Code Section 401(k)(3)(A) are not to be taken into account for purposes of the ACP test.

               Notwithstanding the foregoing, for purposes of determining whether a plan satisfies the actual contribution percentage test of Code Section 401(m), all Employee and Matching Contributions that are made under two or more plans that are aggregated for purposes of Code Sections 401(a) and 410(b) (other than Code
               Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a) and 410(b) as though they were a single plan.

               Notwithstanding the foregoing, in calculating the Average Contribution Percentage for purposes of Code Section 401(m), the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(m) under the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated as a single plan).

               The Committee is empowered to monitor the Plan throughout the Plan Year and to decrease or suspend the amount of After-Contributions made by Highly Compensated Employees pursuant to an election made pursuant to Article 3.

               Employer may also, in its sole discretion, make Qualified Nonelective Contributions on behalf of eligible Employees who are Nonhighly Compensated Employees in an amount sufficient to satisfy the nondiscrimination requirements of this Section. Such contributions shall be allocated based on the ratio that each such eligible Employee's Compensation bears to the total Compensation of all such eligible Employees for the Plan Year. Such additional Contributions shall be fully vested. Notwithstanding the foregoing, Nonelective Contributions may be treated as elective contributions only if the conditions described in Reg. Section 1.401(K)l(b)(5) of the regulations are satisfied.

          (f) Excess After-tax and Employer Profit-Sharing Contributions. If for any Plan Year it is determined that the nondiscrimination requirements under Section 3.3(c) are not satisfied:

               (i) Certain Highly Compensated Employees shall have the total of their After-tax and Employer Profit-Sharing Contributions reduced retroactively in accordance with the leveling method described in Section 3.3(j).

               (ii) A Highly  Compensated  Employee who has had the total of his
                    After- tax and Employer Profit-Sharing Contributions reduced in accordance with this Section 3.3(f) shall have the amount of such reduction taken first from his After-Contributions for the Plan Year. If a further reduction is necessary, it shall be made from the Highly Compensated Employees Employer Profit-Sharing Contributions for the Plan Year.

               (iii)Reduced After-tax  Contributions and nonforfeitable Employer
                    Profit-Sharing Contributions plus any investment earnings allocable to such Contributions shall be paid in cash to the Highly Compensated Employee. Payment shall be made within two-and- one-half (2-1/2) months following last day of the Plan Year for which the reduction was necessary, if practicable, but in no event later than the last day of the Plan Year following such Plan Year.

                    The income allowable to such reduced After-tax Contributions and nonforfeitable Employer Profit-Sharing Contributions shall be determined in accordance with the alternative method set forth in Reg. Section 1.401(m)-l(e)(3)(ii)(C) and will include income for the Plan Year for which the After-tax Contributions and Employer Profit-Sharing Contributions were made and for the period between the end of such Plan Year and the date of distribution, determined in accordance with the safe harbor method set forth in Reg.
                    Section 1.401(m)-1(c)(3)(ii)(D). Forfeitable Employer Profit-Sharing Contributions (and income attributable to such Profit-Sharing Contributions determined in the same manner as for determining income on reduced After-Contributions and Employer Profit- Sharing Contributions) shall be forfeited within the period specified immediately above and shall be used to reduce future Employer Contributions under Section 3.2.

          (g) Family Aggregation Rules for After-tax and Employer Profit-Sharing Contributions. The family aggregation rules of
               Section 414(g)(6) of the Code shall apply to any eligible Employee who is Highly Compensated Employee and a five (5) percent owner or one of the ten (10) most Highly Compensated Employees. The Average Contribution Percentage for the Family Members, which are treated as one eligible Employee who is Highly Compensated, shall be the Average Contribution Percentage determined by combining After-tax and Employer Profit-Sharing Contributions and Earnings of all eligible Family Members. Excess After-tax and Employer Profit-Sharing Contributions shall be allocated among such Family Members in proportion to the After-tax and Profit-Sharing Contributions of each Family Member that were combined to determine the Average Contribution Percentage.

          (h) Multiple Use Limitation. For any Plan Year commencing on or after January 1, 1991, the multiple use of the alternative limitation occurs if any Highly Compensated Employee who is eligible for a cash or deferred arrangement (CODA) under this Plan exceeds the aggregate limit. The aggregate limit is the greater of the
               Following:

               (i)  The sum of:

                    (A) 1.25 times the greater of (i) the ADP for eligible Nonhighly Compensated Employees under the CODA for the Plan Year or the ACP for eligible Nonhighly Compensated Employees for the 401(m) plan for the Plan Year beginning with or within the Plan Year of the CODA, and

                    (B) two plus the lesser of (i) or (ii), above, but in no event more than twice the law of (i) or (ii), above; or

               (ii) The sum of:

                    (A) 1.25 times the lesser of (i) the ADP for eligible Nonhighly Compensated Employees under the CODA for the Plan Year or the ACP for eligible Nonhighly Compensated Employees for the 401(m) plan for the Plan Year beginning with or within the Plan Year of the CODA, and

                    (B) two plus the greater of (i) or (ii), above, but in no event more than twice the greater of (i) or (ii), above.

                    Multiple use does not occur if either the ADP or the ACP of the eligible Highly Compensated Employees does not exceed 125% of the respective percentages of the eligible Nonhighly Compensated Employees.

                    For purposes of the multiple use test, the ADP and ACP of eligible Highly Compensated Employees are determined after correction (distribution, forfeiture, or recharacterization, as applicable) of excess deferrals, excess contributions, and excess aggregate contributions.

          Notwithstanding the foregoing, the Committee is empowered to monitor the Plan throughout the Plan Year and decrease or suspend the amount of Pretax Contributions by Highly Compensated Employees or any group of Highly Compensated Employees made pursuant to this Section 3.1. Any such decrease or suspension shall also be effective for purposes of determining Employer Profit-Sharing Contributions to be made pursuant to Section 3.2.

          The Employer may also, in its sole discretion, make Qualified Nonelective Contributions on behalf of eligible Employees who am Nonhighly Compensated Employees in an amount sufficient to satisfy the multiple use limitation of this Section. Such Contributions shall be allocated based on the ratio that each such eligible Employee's Compensation bears to the total Compensation of all such eligible Employees for the Plan Year. Such additional contributions, if any, shall be fully vested.

          (i) Leveling Method. If the nondiscrimination requirements of Sections 3.3(c) or 3.3(f) are not met, Pretax Contributions (or After-tax and Employer Profit- Sharing Contributions) shall be reduced retroactively under the leveling method as follows:

                    (i) The Highly Compensated Employee with the highest Deferral Percentage (or Contribution Percentage) shall have his total Pretax Contributions (or After-tax and Employer Profit-Sharing Contributions) reduced to the extent required to satisfy the nondiscrimination requirements of Section 3.3(c) (or Section 3.3(f)) or to cause such Highly Compensated Employees Deferral Percentage (or Contribution Percentage) to equal that of the Highly Compensated Employee with the next highest Deferral Percentage (or Contribution Percentage).

                    (ii) If the  nondiscrimination  requirements  set  forth  in
                         Section 3.3(c) (or Section 3.3(c)) are still not satisfied after the reduction in subsection (1) is made, the Highly Compensated Employee with the highest Deferral Percentage (or Contribution Percentage) shall have his total Pretax Contributions (or After-tax and Employer Profit-Sharing Contributions) reduced to the extent required to meet the nondiscrimination requirements of Section 3.3(c) (or Section 3.3(c)) or to cause such Highly Compensated Employee's Deferral Percentage (or Contribution Percentage) to equal that of the Highly Compensated Employee with the next-highest Deferral Percentage (or Contribution Percentage).

                    (iii)If the  nondiscrimination  requirements  set  forth  in
                         Section 3.3(c) (or Section 3.3(c)) are still not satisfied after the reduction in subsection (2) is made, the process shall be repeated until the nondiscrimination requirements of Section 3.3(c) (or
                         Section 3.3(c)) are satisfied.

          (j) Aggregation of Plans. In the event this Plan is aggregated with any other plan maintained by an Affiliated Employer and treated as a single plan for purposes of Code Sections 401(2)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)), all Pretax Contributions, After-tax Contributions, and Employer Profit-Sharing Contributions made under the two Plans shall be treated as made under a single plan, and if two (2) or more of such plans are permissively aggregated for purposes of Sections 401(k) and 401(m) of the Code, such plans shall be treated as a single plan for purposes of satisfying Sections 401(a)(4) and 410(b) of the Code.

          (k) Disaggregation of Plan. Notwithstanding anything contained in the Plan to the contrary, in the event the mandatory disaggregation rules of Reg. Section 1.401(k)l(g)(11)(iii) and/or 1.401(m)-l(b)(3)(ii) require that this Plan be treated as two (2) or more separate plans, the provisions of the Plan shall be applied separately with respect to each deemed separate plan, as necessary and appropriate.

               In the case of a deemed separate plan that covers eligible Employees employed within a edification with respect to which retirement benefits have been the subject of collective bargaining, the provisions of Sections 3.3(c), 3.3(c), and 3.3(o shall apply to such deemed separate plan effective for Plan Years beginning on or after January 1, 1993 and the provisions of Sections 3.3(f), 3.3(g), 3.3(h), and 3.3(i) shall be deemed satisfied by such deemed separate plan.

          (l) Code Section 415 Limits. Any annual additions made on behalf of a Participant hereunder shall be limited to the extent required by
               Section 415 of the Code and rulings, notices, and regulations issued thereunder. To the extent applicable, Section 415 of the Code and rulings, notices, and regulations issued thereunder am hereby incorporated by reference into the Plan. In calculating these limits, the following rules shall apply:

                    (i) In the event the Committee determines that the annual additions made on behalf of a Participant during any Limitation Year are in excess of the limitations of this Section 3.3(m) as the result of a mistake in estimating a Participants Compensation, a reasonable error in determining the amount of Pretax Contributions that may be made with respect to any Participant, or under other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the use of these rules, such annual additions shall be reduced by returning the Participants After-tax Contributions and/or Pretax Contributions, as appropriate, plus any gains or losses, for such Limitation Year in such amount so that the limitations of this Section 3.3(m) are not exceeded. Any After-tax Contributions and Pretax Contributions thus distributed shall be disregarded for purposes of Sections 3.3(b)(i) and 3.3(b)(ii), as appropriate.

                    If, following the return of all the Participants After-tax Contributions and/or Pretax Contributions that may be refunded, the annual additions made on behalf of a Participant during the Limitation Year are still exceeded, such annual additions shall be reduced to the extent necessary, first from unmatched Pretax Contributions, then from Employer Profit-Sharing Contributions, then from any remaining Pretax Contributions for such Limitation Year, so that the limitations of this Section 3.3(m) are not exceeded. The amount of such reduction shall be credited to an unallocated Employer Contribution Account, shall not be subject to adjustment in accordance with Section 4.1, and shall be deemed to be an Employer Profit-Sharing Contribution for the Participant for the next succeeding Limitation Year (and succeeding Limitation Years as necessary) and used to fulfill the Employer's obligation under Section 3.2 in such following Limitation Year. However, if the Participant is not covered under the Plan as of the end of the Limitation Year, the excess amounts must be held in the unallocated Employer Contribution Account and reallocated in the next Limitation Year to all the remaining Participants in the Plan.

                    (ii) If the Participant is, or ever has been,  covered under one (1) or more qualified defined benefit plans maintained by the Employer or Affiliated Employer, the combined plan limits of Code Section 415(c) shall be calculated by reducing the limits applicable to the defined benefit plans first, prior to restricting annual additions to this Plan.

          (m) Excess Contributions. The amount of excess contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed for the amble year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized for the Plan beginning in such taxable year. Failure to correct excess contributions by the close of the Plan Year following the Plan Year for which they were made will cause the cash or deferred arrangement to fail the requirements of Code Section 401(k)(3) for the Plan Year for which the excess contributions were made and for all subsequent years they remain in the trust. Also, the employer will be liable for a 10% excise tax on the amount of excess contributions unless they are corrected within two-and-one-half (2-1/2) months after the close of the Plan Year for which they were made. Notwithstanding the foregoing, the recharacterized excess contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to elective contributions.

          (n) Excess Aggregate Contributions. In the event of a Highly Compensated Employee whose actual contribution ratio (ACR) is determined under the family aggregation rules, the determination of the amount of excess aggregate contributions shall be made as follows: The ACR is reduced in accordance with the "leveling" method described in Section 3.3(i) and the excess aggregated contributions are allocated among family members in proportion to the contributions of each family member that have been combined.

               Notwithstanding the foregoing, the amount of excess aggregate contributions for a Plan Year shall be determined only after determining the excess contributions that are treated as Employee contributions due to recharacterization. Distribution (or forfeiture, if applicable) of excess aggregate contributions shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

3.4       Limitation on Annual Additions

          (a)  Basic.

               Notwithstanding Sections 3.1, 3.2, and 3.3, and subject to the provisions of paragraphs (b) and (c) below, the amount of Annual Additions allocated to any Member's Accounts for a Plan Year will not exceed the law of 25% of a Member's Earnings paid in such year, or the amount in Code Section 415(c)(1)(A).

               For purposes of this section, "Annual Additions" means the total amount of Employer Profit-Sharing Contributions, Member Savings, and forfeitures allocated to the Member's Accounts during the Plan Year.

          (b)  Participation in Other Defined Contribution Plans.

               The limitation of this Section 3.4 for any Member who at any time has participated in any other qualified defined contribution plan (as defined in ERISA Section 3(34) and Code Section 414(i)) maintained by the Affiliated Employer will apply as if the total contributions allocated under all such defined contribution plans in which the Member has participated were allocated under one plan.

          (c)  Participation  in this Plan and Defined Benefit Plan.

               If a Member has been a participant in a qualified defined benefit plan (as defined in ERISA Section 3(35) and Code Section 414(j)) maintained by the Affiliated Employer, the sum of the Member's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for any year will not exceed one. For purposes of this subsection (c) only, the following words and phrases have the meanings specified below:

               (i) "Defined Benefit Plan Fraction" for any Plan Year means a fraction in which the numerator is the Member's Projected Annual Benefit, as defined below, as of the end of the year, and the denominator is the lesser of 1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Plan Year or 1.40 multiplied by 100% of the Member's average annual Earnings for the highest three consecutive calendar years of participation.

               (ii) "Defined Contribution Plan Fraction" for any Plan Year means a fraction, not to exceed one, in which the numerator is the sum of all Annual Additions made on behalf of the Member to his Accounts in such Plan Year and for all previous Plan Years, and the denominator is the sum of the lesser of (A) or (B) determined for such Plan Year and for each previous Plan Year during which the Member was employed by the Affiliated Employer:

                    (A) 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such Plan Year.

                    (B) 1.40 multiplied by 25% of the Member's Earnings in such Plan Year.

               (iii)"Member's Projected Annual Benefit" means the annual benefit to which the Member would be entitled under all defined benefit plans sponsored by the Affiliated Employers, assuming the Member continues employment until Normal Retirement Date, the Member's Earnings continue until Normal Retirement Date at the rate in effect during the current calendar year, and all other factors relevant for determining benefits under the Plan remain constant at the level in effect during the current calendar year.

               In the event that the sum of the Member's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for any Plan Year exceed one, adjustments will be made by first reducing the amount in the numerator of the Defined Benefit Plan Fraction, to the extent possible, and then by reducing the amount in the numerator of the Defined Contribution Plan Fraction.

          (d)  Reduction in Allocation.

               If the limitations described in Section 3.4(a), (b), and (c) are not effective in limiting the amount to be allocated to the Accounts of a Member for a Plan Year, the annual contributions will be reduced as necessary to bring them within the limitation, as follows:

               (i)  The Member's Part I After-Tax Savings under Section 3.1(a)

               (ii) Interest  or  earnings  on the  Member's  Part  I  After-Tax
                    Savings

               (iii) The Member's Part II Pretax Savings under Section 3.1(b)

               (iv) Interest or earnings on the Member's Pretax Savings

               (v)  The Employer's  Profit-Sharing  Contributions  under Section
                    3.2

               (vi) Interest or earning on the Employees Contributions.

               Any such amounts will be returned by March 15 of the following Plan Year.

          (e) The determination of the limitation on Annual Additions described in this Section 3.3 will be made considering the Employees of the Affiliated Employers as employed by a single employer. Such determination will be made assuming the phrase "more than fifty percent" is substituted for the phrase "at least eighty percent" wherever it appears in Code Section 1563 (a)(1).

3.5       Rollover Contributions

          (a)  Employee of  Affiliated  Employer.

               A Member may transfer to this Plan any amounts attributable to such Member under a prior qualified defined contribution profit-sharing plan, as defined in ERISA Section 3(34), maintained by the Affiliated Employer or from any other plan as approved by the Committee that meets the requirements of Code
               Section 402(a)(5). Such contributions will be allocated to the Member's Rollover Account and will be subject to all the terms and conditions of this Plan.

                                    ARTICLE 4
                         INVESTMENT OF CONTRIBUTIONS AND
                              VALUATION OF ACCOUNTS


4.1       Members Accounts.

          Committee will establish and maintain in the name of each Member the following Accounts, as applicable: Employer Profit-Sharing Accounts (Parts I and II), a Pretax Account, an After-Tax Account, and a Rollover Account. A Member's Accounts will be credited with contributions, charged with withdrawals, distributions, and expenses, and adjusted for investment results as determined under the Plan.

          Member's Savings or Employer Profit-Sharing Contribution shad be paid to the Funding Agent by the Employer and, after deduction of the administrative expenses by the Funding Agent, credited to the Accounts maintained for such Member by Funding Agent in accordance with the group annuity contract or contracts. In lieu of deduction, the Employer must pay all or a part of the administrative expenses by the Funding Agent.

4.2       Investment.

          Each Member will have his Accounts invested with the Funding Agent. The Funding Agent provides the Investment Funds set forth in Appendix B to this Plan. The Board may from time to time add or change the Investment Funds offered by the Plan. Changes in Investment Funds made by resolution of the Board will be reflected in Appendix B.

4.3       Investment of Savings.

          Members will have the right upon enrollment to elect the Investment Funds in which deferrals will be invested by delivering a written notice to the Committee. Such written notice will include the percentage, in 10% increments, of future contributions to invested in each Investment Fund, with the total of the percentages to equal 100%. To extent not specified, a Member's Savings Accounts will be invested in Fund A.

4.4       Investment of Employer Contributions.

          Members will have the right upon enrollment to elect the Investment Funds separately under which future Employer Profit-Sharing Contributions will be invested by delivering a written notice to the Committee. Such written notice will include the percentage, in 10% increments, of future Employer Profit-Sharing Contributions to be invested separately each Investment Fund, with the total of the percentages to equal 100%. Members may make a separate election for the investment of any Employer (Part II) Profit-Sharing Contributions. To the extent not specified, Employer Profit-Sharing Contributions will be invested in Fund A.

4.5       Investment of Rollover Contributions.

          Members will have the right upon enrollment to elect the Investment Funds in which Rollover Contributions will be invested by delivering a written notice to the Committee. Such written notice will include the percentage, in 10% increments, of future contributions to be invested in each Investment Fund, with the total of the percentages to equal 100%. To the extent not specified, a Member's Rollover Account will be invested in Fund A.

4.6       Change in Investment of Future Contributions.

          A Member may change the percentage of future Savings, Employer Profit-Sharing Contributions, and Rollover Contributions at any time during the Plan Year by delivering written notice to the Committee or by contacting the Funding Agent on their toll-free investment phone fine.

          No such change may be retroactive. Such changed proportion will apply to such contributions received by the Funding Agent on or after the later of the effective date of such change and the date of receipt of such notification of change by the Funding Agent until any subsequent change is made by the Member.

4.7       Transfer of Invested  Accounts.

          A Member may transfer amounts between his Accounts by notifying the Committee in writing or by contacting the Funding Agent on their toll-free investment phone line. Such transfer will be effective on the Funding Agents receipt of the written request or the date the telephone request, subject to any restrictions imposed by the Funding Agent.

          If a Member requests a transfer of a portion of an Account and if the dollar value of such Account after such transfer would be less than $1,000, the Member will be deemed to requested a transfer of the entire Account.

          A transfer may be made as frequently as requested by a Member without restrictions, except those that may be imposed by the Funding Agent.

4.8       Allocation  of  Investment

          Income on a Valuation Date. As of each Valuation Date, the Funding Agent will determine the net investment gain or after adjustment for any applicable expense, of each Investment Fund since the preceding Valuation Date. The net investment gain or loss of each Fund will be allocated to each Member's Account balance in the ratio that the net investment gain or loss of that Fund as the portion of such Member's Account balance invested in the Fund bears to the total of all Members' Account balances invested in such Fund.

                                    ARTICLE 5
                                   WITHDRAWALS


5.1       Withdrawals  from Member  Accounts.

          Withdrawals may be made only from Members' After-Tax and Rollover Accounts. A Member may request up to two withdrawals from his Accounts each Plan Year by submitting a written request to the Committee at least 30 days in advance. A Member may only withdraw from his After-Tax Savings Account and then his Rollover Account. Accounts will be debited from Investment Funds in the same ratio as each Fund bears the total Investment Funds in that Account.

5.2       Withdrawals  from  Employer  (Part  I)   Profit-Sharing   Contribution
          Account.

          A Member who has been a Member for at least 60 calendar months may withdraw not than $1,500 and up to 65% of the Vested portion of his Employer (Part I) Profit-Sharing Contribution Account. The request must be in writing and submitted to the Committee at least 30 days before the date the withdrawal is requested. This Account will debited in the same ratio as each Fund bears to the total Investment Funds in that Account. After a Member has made a withdrawal no subsequent withdrawal may be made from this Account until the fifth anniversary of such withdrawal.

5.3       Loans.

          No loans are permitted from this Plan.

5.4       Withdrawals  Subject to Spouse's Consent.

          Before a married Member may receive a withdrawal, the Spouse of such Member must consent to the withdrawal in writing, witnessed by a notary public, the United States armed forces military equivalent of a notary public, a Plan representative or such other individual and in such manner as may be authorized by the Plan Administrator to witness such consent.

                                    ARTICLE 6
                       RETIREMENT, DEATH, DISABILITY, AND
                       TERMINATION OF EMPLOYMENT BENEFITS


6.1       Retirement  Benefits.

          The retirement benefits payable for a Member on or after his Retirement Date will equal 100% of the value of his Accounts, payable in the form of an annuity or lump sum, as provided in Article 7. An Employee will be 100% Vested in all his Accounts upon attainment of age 65.

6.2       Death  Benefits.

          The death benefit payable to a Beneficiary for a Member whose employment terminates of death will equal 100% of the value of the Member's Accounts on the Valuation immediately following the Member's death.

6.3       Disability  Benefits.

          The disability benefit for a Member who is Permanently and Totally Disabled will be 100% of the value of his Accounts on the Valuation Date immediately following the date on which the Committee determines that he is Permanently and Totally Disabled.

6.4       Benefits  upon  Termination  of  Employment.

          The benefit for a Member whose employment terminates for any reason other than death, disability, or attainment of his Retirement Date will be the Vested value of his Accounts on the Valuation Date immediately following termination of employment. The Vested value of a Member's Accounts will equal:

          (a)  Savings Accounts: 100%

          (b)  Employer (Part II) Profit-Sharing Account: 100%

          (c)  Rollover Account: 100%

          (d) Employer (Part I) Profit-Sharing Account: according to the following schedule:


                  Years of Service                  Vested Percentage
           ------------------------------    --------------------------------
                    Less than 1                             0
                              1                             0
                              2                             0
                              3                            30
                              4                            40
                              5                            60
                              6                            80
                              7                           100

6.5       Prior Service Credited for Vesting Purposes.

          If the Employee satisfies the eligibility requirements under this Plan, his Year of Service for Vesting purposes shall include any prior Service for a predecessor employer and/or Service as a leased employee, within the meaning of Code Section 414(n), to any Employer aggregated under Code Section 414(b), whether or not such individual is eligible to participate in this Plan. "Service" means an Employee's period of employment with the Employer or an affiliated Employer.

6.6       Forfeitures

          The nonvested portion of a Member's Employer Profit-Sharing Account, if any, will be forfeited the earlier of (i) distribution of the vested portion of such Account to the Member (if less than the full value), or (ii) when he has incurred five consecutive One- Year Breaks in Service. Any such forfeitures will be applied first to restore the forfeited portions of the Employer Profit-Sharing Account of rehired Members described in Subsection 6.7(a). Any remaining forfeitures will be allocated as of the last day of the Plan Year to the Employer Profit-Sharing Account of each Active Member, employed on that date, who received an Employer Contribution for that Plan Year. The amount to be allocated for all such Members will be the ratio of (i) the Employer Profit-Sharing contribution to the Member's account for such Plan Year to (ii) the total amount of Employer Profit-Sharing contributions to all Members' accounts for such Plan Year. If the amount of forfeitures available is insufficient to restore the Accounts required to be reinstated for rehired Members, the Employer will make an additional contribution in an amount required to reinstate such Accounts fully.

6.7       Reinstatement of Forfeited Accounts

          (a) For a Member whose termination of employment occurs before he is 100% Vested in his Employer Profit-Sharing Account and who is rehired before incurring five consecutive One-Year Breaks in Service, the value of his Account that was forfeited when his employment terminated, in accordance with Section 6.4, will be restored, without any interest thereon, only upon the repayment of the amount of the distribution attributable to such contributions, to the Member's applicable Accounts. Such repayment must be made within five years of the Member's date of reemployment.

          (b) A Member whose termination of employment occurs before he is 100% Vested in his Employer Profit-Sharing Account and who is rehired after incurring five consecutive One-Year Breaks in Service will not have the value of his Accounts restored that were forfeited on his original termination.

          (c) For a Member who was Vested in any portion of his Savings or Employer Profit-Sharing Accounts, all pre-break service will count toward Vesting in such Member's Accounts accrued after such break, regardless of the number of One-Year Breaks in Service.

                                    ARTICLE 7
                            DISTRIBUTION OF BENEFITS

7.1       Normal Form of  Retirement  Benefit

          (a) The Normal Form of Retirement Benefit for a Member who has no Spouse is a single life annuity with monthly payments beginning on his Retirement Date continuing to the first day of the month in which the Member dies.

          (b) The Normal Form of Retirement Benefit for Member who has a Spouse is a 50% joint and survivor ten-year certain annuity, described in Section 7.2(b), with the Spouse as the joint annuitant. Under this form of benefit a Member will receive monthly payments for life continuing to the first day of the month in which he dies. Thereafter, 50% of the amount of such monthly payment will be continued monthly for life to the surviving Spouse continuing to the first day of the month in which the Spouse dies. If the Member and Spouse both die before 120 monthly payments have been received, the payments will continue to their Beneficiary until a total of 120 payments have been made.

7.2       Optional  Forms of Retirement

          Benefit Not more than 90 days preceding the Member's actual Retirement Date and instead of receiving benefits under the Normal Form of Retirement Benefit, any Member may elect to receive his Retirement Benefit payments under one of the options forms.

          If a Member who has a Spouse elects an optional form of benefit payment, his Spouse must consent to such election and acknowledge its effect, and such consent must be witnessed by a notary public or Plan representative. Such spousal consent is not required if the Member elects the 50% or 100% joint and survivor ten-year certain annuity option with his Spouse as joint annuitant or if it is established to the satisfaction of a Plan representative that a Member has no Spouse or the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. Any consent of a Spouse or the establishment that the consent of a Spouse cannot be obtained shall be effective only with respect to that particular Spouse. A Member may revoke the election of an optional form of payment without his Spouse's consent at any time before payments begin.

          Notwithstanding the foregoing, prior to the ninety (90) day period ending on the annuity starting date, a Member may waive the Qualified Joint and Survivor Annuity (QJSA) form of benefit provided that a completed waiver form is filed with the Plan Administrator, and that the following conditions are satisfied:

          1. The Member's Spouse consents in writing to the election and the Spouse's consent is witnessed by a Plan representative or Notary Public;

          2. The Member's waiver and the Spouse's consent state that the specific nonspouse beneficiary (including any class of beneficiaries or contingent beneficiaries) and the participant optional form of benefits, neither of which may be further modified (except back to a QJSA) without subsequent spousal consent (unless expressly permitted by the spouse), and

          3.   The Spouse's consent acknowledges the effect of the election.

          Notwithstanding the foregoing, payment in the form of a QJSA (or QPSA) shall commence immediately upon formal notification of the surviving Spouse's interest under this Section 7.2.

          Any form of Retirement Benefit payment that is not a lump sum or an installment payment will be made through a paid-up, non-transferable annuity contract that is qualified for the payment of retirement benefits under the terms of the Plan, the Code, and ERISA. The Committee will instruct the Funding Agent or Trustee as to the insurer and the form of any annuity contract to be purchased from the Accounts of the Member.

          (a) Single Life Annuity

               Monthly payments will be made to the Member beginning on his Retirement Date and continuing to the first day of the month in which he dies.

          (b)  Joint and  Survivor  Ten-Year  Certain  Annuity

               The Member will receive monthly payments for life. Such payments shall continue until the first day of the month in which his death occurs, at which time 50% or 100% (whichever the Member selects) of the amount of such monthly payment will be continued monthly for life to the person whom the Member designated as joint annuitant. The last payment to the joint annuitant will be made on the first day of the month in which the joint annuitant dies. A contingent annuitant must be named at the time this form is elected. The benefit a Member will receive will depend on the percentage of the monthly amount that he elects to continue to his joint annuitant as well as his age and his joint annuitant's age. If the Member and joint annuitant both die before 120 payments have been received, the payments will continue to the contingent annuitant until a total of 120 payments have been made.

          (c)  Ten-Year  Certain and Life Annuity

               The Member or his Beneficiary will receive monthly payments for the greater of (i) 10 years, or (ii) the life of the Member.

          (d)  Ten-Year Certain Annuity

               The Member will begin receiving monthly payments on his Retirement Date which will continue until 120 payments have been made. If the Member dies, his Beneficiary will receive the balance of the payments.

          (e)  Time Period  Installments

               A Member will begin receiving on his Retirement Date month, quarterly, semiannual, or annual payments over a specified period of years not in excess of 20 years, as elected by the Member. The distribution in any year shall be determined as a fraction of the Member's total remaining Accounts value, such fraction being determined as of the most recent Valuation Date as one divided by the remaining number of years of the specified period, in accordance with the election of the Member; provided, however, that no arrangement may be made that would result in a periodic payment of less than $50.00. Upon the death of the Member after distributions commence, the Beneficiary may similarly elect to receive the balance of the Accounts of the Member in installments over not more than five years or in a lump sum, and upon the Beneficiary's subsequent death, the balance, if any, in the Accounts of the Members shall be paid in a lump sum to the estate of the Beneficiary.

          (f)  Level Dollar Installments

               A member will begin receiving payments on his Retirement Date from the Member's Accounts, level monthly, quarterly, semiannual, or annual payments of such amount as elected by the Member, payable until there is no balance remaining in the Member's Accounts. The total annual amount of such installments must equal not less than 10% of the value of the Member's total Accounts as of the Valuation Date immediately preceding the date the distribution begins and that no single installment payment may be less than $50.00, or which involves payments over more than 20 years. If the Member dies while payments are being made under this option, the Beneficiary shall receive the balance of the Member's Accounts in a lump sum.

          (g)  Lump Sum (for amounts over $3,500)

               Subject to the provisions of Section 7.5, if the value of a Member's Accounts is over $3,500, determined as of the date of employment termination, such benefit may be paid in a lump sum to the Member, his Spouse, or Beneficiary, whichever is applicable.

               Notwithstanding the foregoing, the Plan shall not distribute the Member's accrued benefit in any form other that a QJSA (or QPSA) without the consent of the Member's Spouse where the present value, as determined under Section 7.5, of the nonforfeitable benefit does not exceed $3,500.

               The Plan shall not require a surviving Spouse to begin receiving benefits under a QPSA prior to the time the Member would have attained the later of age 62 or Normal Retirement Age (as defined in Code Section 411(a)(8)), except where the present value of the nonforfeitable benefit does not exceed $3,500, as determined under Section 7.5.

               Notwithstanding the following, a Member's surviving Spouse may direct the commencement of payments under the Qualified Preretirement Survivor Annuity within a reasonable time after the Member's death.

          (h)  Optional Form of Benefit

               Any optional form of benefit may be revoked by the Member at any time before payments begin and will be deemed automatically revoked by the death of either the Member or the joint annuitant before the member's actual Retirement Date or his Normal Retirement Date, whichever is earlier. A Member may designate his Spouse or any other person as his joint annuitant provided that, if he designates someone other than his Spouse as joint annuitant, the optional form of payment he elects provided for distributions to the Member which, as of his payment commencement date, will provide for payments that satisfy the requirements for minimum distribution of incidental benefits under Code Section 401(a)(9).

7.3       Notice  to  Members

          At least thirty (30) days, but under no circumstances more than ninety
          (90) days, prior to a Member first becoming eligible to elect an Early Retirement Date or any earlier payment commencement date, the
          Committee shall furnish the Member and Spouse with a written explanation of:

          (a)  The terms and  conditions  of the Normal  Form of  benefit  under
               Section 7.1,

          (b) The right to elect to receive his benefit in an optional form under Section 72., and the effect of such election,

          (c) The rights of the Spouse if an optional form of benefit is elected under Section 7.2, and

          (d) The right to make, and the effect of, a revocation of an election under subsection (b) above.

          The notice and explanation will also inform the Member that additional information is available upon written request to the Committee within 60 days after the original notice is received. The additional information available upon such written request will consist of a written explanation in nontechnical language of the terms and conditions of the 50% joint and survivor ten-year certain annuity option and the financial effect in terms of dollars per annuity payment of making any other election. The Committee shall mail or deliver the explanation to the Member within 30 days of his request. However, the Committee shall not be required to comply with more than one request for additional information by any Member.

          In the event a Member chooses to continue employment after he becomes eligible for an Early Retirement Date, the above information shall be supplied to the Member at least nine months before his Normal Retirement Date.

          Notwithstanding the foregoing, a Member who has elected to waive the QJSA by completing the designated waiver form and satisfying the above-mentioned criteria may revoke the election at any time and any number of times during the ninety (90) day period ending on the annuity start date.

7.4       Form of Distribution Upon Death

          The following terms apply with respect to benefits payable upon the death of a Member prior to retirement or other termination:

          (a) The Beneficiary of a married Member will be his Spouse unless the Member designates a Beneficiary other than his Spouse and the Spouse consents in writing to such designation; the consent must acknowledge the effect of the designation and must be witnessed by a notary public or a Plan representative. The Committee may dispense with the Spouse's consent if the Spouse cannot be located, or for such other reasons as provided in Treasury Regulations.

          (b) Unless an optional form of benefit is selected pursuant to a qualified election with the election period described below, if a Member who is credited with at least one Hour of Service dies before a distribution of his Account(s) has been made, then 50% of the Vested amount of his Account(s) will be applied to purchase an annuity for the life of his surviving Spouse. The Spouse may elect a different form of benefit provided under the Plan. The remaining 50% of the Vested amount of his Account(s) will be paid to the Member's designated Beneficiary in the form selected by him or his Beneficiary (his surviving Spouse may also be his designated Beneficiary).

               "Election period" means the period that begins on the first day of the Plan Year in which the Member attains age 35 and ends on the date of the Member's death. If a Member separates from service before the first day of the Plan Year in which he attains age 35, with respect to the amount of his Account(s) as of the date of separation, the election period will begin on the date of separation.

               The Committee will provide each Member on or after the first day of the Plan Year in which the Member attains age 35. A Member may waive the Qualified Preretirement Survivor Annuity (QPSA) provided that a completed waiver form is filed with the Plan Administrator and that the following conditions are satisfied:

               1. The Member's spouse consents in writing to the election and the Spouse's consent is witnessed by a Plan representative or Notary Public;

               2. The Member's waiver and the Spouse's consent state the specific nonspouse beneficiary (including any class of beneficiaries or contingent beneficiaries), which may not be modified (except back to a QPSA) without subsequent spousal consent;

               3. The Spouse's consent acknowledges the effect of the election. If the Member separates from service before the Plan Year in which he attains age 35, the foregoing election may be made on or after the date of separation with respect to benefits accrued prior to separation.

          (c) A "qualified election" is an election by the Member of a form of distribution other than a joint and survivor annuity providing for payments after his death to his surviving Spouse or of a form of preretirement death benefit other than a life annuity to such Spouse. Any waiver must be in writing and must be consented to by the Member's Spouse. The Spouse's consent must be witnessed by a notary public. However, if the Member establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver by the Member will be deemed a qualified election. Any consent necessary under this subsection will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed qualified election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Member without the Spouse's consent at any time before a distribution of the Member's Account(s) is made. The number of revocations will not be limited.

          (d) The information that the Committee must give each Member during the election period that applies to the selection of a form of distribution must include a written explanation of the rights of the Member's Spouse.

7.5       Small Benefits

          If the value of a Member's Accounts under the Plan is $3,500 or less, determined as of the date of distribution or death, such benefit will be automatically paid in a lump sum to the Member, his Spouse, or Beneficiary, whichever is applicable. Such payment is in lieu of and in full satisfaction of all benefits payable under the Plan to such Member, Spouse, or Beneficiary. The applicable dollar amount will be automatically increased if rulings or regulations issued by the Internal Revenue Service so allow.

          To determine the benefit of a Member who receives any benefit payment in accordance with this Article and who later becomes entitled to receive additional benefits from the Plan, such subsequent benefit shall be reduced by the value of the payments he received earlier. Notwithstanding the foregoing, if the present value of a Member's Account at the date of distribution exceeds $3,500, then the present value at any subsequent Determination Date shall be deemed to exceed $3,500 for purposes of determining small benefits under this Section 7.5.

7.6       Timing of Distributions

          (a) Distributions under the Plan pursuant to Article 6 will begin as soon as practical after the first Valuation Date following the date the Member terminates employment with the Employer, but not later than 60 days following the end of the Plan Year in which the Member attains age 65 or terminates employment, if later. If a Member is rehired by the Employer before his benefit is distributed by the Funding Agent, any benefit payments he was entitled to receive will continue during his subsequent period of employment. When such a Member later again terminates employment, his benefits payable from the Plan will include only the Vested value of his Account attributable to his latest period of employment to the extent he has not repaid his former distribution in accordance with Section 6.6.

          (b) If the Vested value of the terminated Member's Accounts exceeds $3,500, the Member's consent is required for a distribution beginning before he attains age 65. A Member may defer receipt of his distribution up to the later of his Normal Retirement Date or the date he makes a written election to receive his nonforfeitable Account, but no later than allowed in 7.6(c). A Member electing to defer receipt of his distribution will continue to share in the allocation of investment income pursuant to Article 4. Such Member should notify the Committee in writing of subsequent changes in his investment election, beneficiary, or address.

          (c) Minimum Required Distributions. Notwithstanding any provision in the Plan to the contrary, all distributions under the Plan shall be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder, including the incidental death benefit requirement of IRS Proposed Regulations
               Section 1.401(a(9)-2. The provisions in this section override any distribution options under the Plan if inconsistent with the requirements of Code Section 401(a)(9).

               (i) Pre-Death Distribution. Distributions to a participant shall commence no later than the April 1 of the calendar year following the calendar year in which a Participant attains age seventy and one-half (70 1/2); however, if a Participant attained age 70 1/2 before January 1, 1988, distributions to such Participant shall commence no later than the April 1 following the calendar year in which such Participant retires. Distributions shall be made in one of the forms specified under Code Section 7.1 or 7.2. In no event shall distributions be made for a period greater than the life expectancy of the Participant or joint life expectancy of the Participant and his Spouse determined as of the April 1 of the calendar year in which the Participant attains age 70 1/2 or retires, as the case may be.

               (ii) Post-Death  Distributions.  In the event of the death of the
                    Participant, any payments due following the death of the Participant shall be made in accordance with Article 7. in the case of a Participant who had begun to receive distributions under Section 7.6(c), distributions shall be made after such Participant's death at least as rapidly as before his death. in the case of other Participants, in no event shall distributions be made later than the end of the calendar year that contains the fifth anniversary of the date of the Participant's death.

          (d)  If an annuity is to be paid,  the payments must be made over:

               (i)  The life of the Member,

               (ii) The lives of the Member and his eligible  Spouse if payments are to be made to the Spouse, otherwise his designated Beneficiary,

               (iii)A period not extending  beyond the Member's life expectancy, or (iv) A period not extending beyond the life expectancy of the Member and his eligible Spouse if applicable, otherwise his designated Beneficiary.

          (e) If a Member dies before his distribution date, the total value of his Account(s) must be distributed within five years after his death. However, this will not apply if:

               (i) Annuity payments are to be made to the Member's eligible Spouse as described in the Plan and will (a) be made over the life of the Spouse and (b) begin to the Spouse no later than the date on which the Member would have attained age 70 1/2, or

               (ii) Annuity  payments are to be made to the Member's  designated
                    Beneficiary  whether  or not his  eligible  Spouse  and will
                    (a) made over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary and (b) begin no later than one year after the Member's death.

7.7       Distributions Pursuant to a Qualified Domestic Relations Order

          Notwithstanding any other provisions of this Plan, regardless of whether the Member is eligible to receive a distribution of his/her Accounts, an alternate payee (as defined in Section 414(p)(8) of the Code) may elect to take a distribution of his/her interest in a Member's Accounts as soon as administratively feasible from the date on which the Committee determines that such distribution is permitted, pursuant to a "qualified domestic relations order" as defined in
          Section 414(p)(1)(A) of the Code.

          If a qualified domestic relations order so provides, the Committee shall establish a segregated account for that share of a Plan Member's benefits assigned to the alternate payee under a qualified domestic relations order and shall, to the extent allowed by law and as provided under the Plan and qualified domestic relations order, treat the alternate payee as a Plan Member for purposes of determining the alternate payee's rights under the Plan.

7.8       Rollover Provision

          Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. This provision applies to distributions made on or after January 1, 1993. For purchases of this Section the following terms shall apply.

          (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c)  Distributee:   A  distributee  includes  an  employee  or  former
               employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                    ARTICLE 8
                                 ADMINISTRATION

8.1       Plan Administrator and Fiduciary

          The Plan Administrator and Fiduciary of the Plan, who shall have the authority to control and manage the operation and administration of the Plan, is Cubic Corporation.

8.2       Appointment of Committee

          The Board will appoint a Plan Committee consisting of at least three members to administer the Plan on the Employer's behalf. Vacancies int he Committee will be filled from time to time by appointment of a new Committee member by the Board.

          A member of the Committee will hold office until he gives written notice of his resignation to the Board, until death, or until removal by the Board.

8.3       Powers and Duties

          The Committee will have full power to administer the Plan and to construe and apply all of its provisions on behalf of the Employer. The Committee is the named fiduciary within the meaning of ERISA
          Section 402(a) for purposes of Plan administration. The Committee's powers and duties, unless properly delegated, will include, but will not be limited to:

          (a) Allocating fiduciary responsibilities, other than Trustee or Funding Agent responsibilities as defined in ERISA Section 405(c), among the named fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities.

          (b) Designating agents to carry out responsibilities relating to the Plan, other than fiduciaries responsibilities.

          (c) Deciding questions relating to eligibility, continuity of Years of Service, and amounts of benefits.

          (d) Deciding disputes that may arise with regard to the rights of Employees, Members and their legal representatives, or Beneficiaries under the terms of the Plan. Decisions by the Committee will be deemed final in each case.

          (e) Obtaining information from the Employer with respect to its Employees as necessary to determine the rights and benefits of Members under the Plan. The Committee may rely conclusively on such information furnished by the Employer.

          (f)  Compiling and maintaining all records necessary for the Plan.

          (g) Authorizing the Funding Agent or Trustee to make payment of all benefits as they become payable under the Plan.

          (h)  Engaging  such  legal,  administrative,   consulting,  actuarial,
               investment, accounting, and other professional services as the Committee deems proper.

          (i) Adopting rules and regulations for the administration of the Plan that are not inconsistent with the Plan. The Committee may, in a nondiscriminatory manner, waive the timing requirements of any notice or other requirements described in the Plan. Any such waiver will not obligate the Committee to waive any subsequent timing or other requirements for other Members.

          (j) Performing other actions provided for in other parts of this Plan.

8.4       Actions by the Committee

          A majority of the members composing the Committee at any time will constitute a quorum. The Committee may act at a meeting, or in writing without a meeting, by the vote or asset of a majority of its members. The Committee will appoint a Committee Chairperson and a Secretary. The Secretary will record all action taken by the Committee. The Committee will have authority to designate in writing one of its members or any other person as the person authorized to execute papers and perform other ministerial duties on behalf of the Committee.

8.5       Interested Committee Members

          No member of the Committee will participate in an action of the Committee on a matter which applies solely to that member. Such matters will be determined by a majority of the remainder of the Committee.

8.6       Investment Manager

          The Committee, by action reflected in its minutes, may appoint one or more Investment Managers, as defined in ERISA Section 3(38), to manage all or a portion of the assets of the Plan. An Investment Manager will discharge its duties in accordance with applicable law and in particular in accordance with ERISA Section 404(a)(1). An Investment Manager, when appointed, will have full power to manage the assets of the Plan for which it has responsibility, and neither the Employer nor the Committee will thereafter have responsibility for the management of such assets.

8.7       Indemnification

          The Employer, by this adoption, indemnifies and holds the members of the Committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties. The foregoing right of indemnification will not be exclusive of other rights to which each such member may be entitled by any contract or other instrument or as a matter of law.

8.8       Conclusiveness of Action

          Any action on matters within the discretion of the Committee will be conclusive, final, and binding upon all Members in the Plan and upon all persons claiming any rights, including Beneficiaries.

8.9       Payment of Expenses

          The members of the Committee will serve without compensation for their services. The compensation or fees of accounts, counsel, and other specialists and any other costs of administering the Plan or Fund will be paid by the Employer or charged to the Fund at the Employer's discretion.

8.10      Claims Procedure

          (a)  Claim May Be Submitted

               If a member or Beneficiary disagrees with the Committee's determination of his right to Plan benefits, he may review pertinent documents and submit a written claim for benefits that should include the important reasons that the claim is being made.

          (b)  Committee Response If It Denies Claim

               If the claim is denied in whole or in part, the Committee shall give an understandable, written response covering:

               (i) The specific reasons why the claim is being denied, with references to the pertinent Plan provisions, and

               (ii) The steps the claimant  would need to take to obtain a final review, and the information that would be necessary to perfect his claim (and the reasons why).

          (c)  Claimant May Appeal Denial

               The claimant may make a written appeal of the Committee's initial decision and the Committee shall response in the same form as it did in its initial decision.

          (d)  Time Limits

               The claimant's claim and the Committee's decisions shall be made promptly, subject to the following timetable:


                       Action                       Maximum Response Time
               Committee's initial review      90 days after claim is filed
               Claimant's appeal of review     60 days after initial review
               Committee's final decision      60 days after appeal


          (e)  Time Limit Extensions

               The Committee may extend its maximum response time to twice the initial length of time if it responds to the claimant within the normal time by giving an explanation of why an extension is needed and when its decision will be forthcoming.

          (f)  Exhaustion of Remedies

               If any dispute over benefits under this Plan occurs, all remedies available to the disputing individual under this Article must be exhausted before legal recourse of any type is sought.

                                    ARTICLE 9
                 AMENDMENT, TERMINATION, AND MERGER OF THE PLAN

9.1       Right to Amend the Plan and Define Powers of Committee

          Cubic Corporation will have the right at any time and from time to time to amend the Plan and/or define or redefine the powers of the Committee to any extent it deems advisable. No such amendment, definition, or redefinition of the powers of the Committee will be inconsistent with ERISA, or increase the duties or responsibilities of the Funding Agent or Trustee without the Funding Agent's or Trustee's written consent. No amendment will be made to this Plan that attempts to transfer any port of the corpus or income of the Fund to purposes other than the exclusive benefit of Members and their Beneficiaries, nor may any amendment reduce or diminish, either directly or indirectly, the vested rights of any Member as of the date of such amendment.

9.2       Right to Terminate the Plan

          An Employer will have the right to terminate its participation in the Plan, in whole or in part at any time. To the extent required under the Code, upon termination, partial termination, or complete discontinuance of contributions to the Plan, all Accounts of affected Members will be 100% Vested.

9.3       Plan Merger and Consolidation

          If the Plan is merged or consolidated with any other plan, or if the assets or liabilities of the Plan are transferred to any other plan, each Member will be entitled to a benefit immediately after the merger, consolidated, or transfer, determined as if the Plan had then terminated, at least equal to the benefit to which the Member would have been entitled had the Plan terminated immediately before such merger, consolidation, or transfer.

                                   ARTICLE 10
                           TOP-HEAVY PLAN REQUIREMENTS

10.1 General Rule. For any Plan Year for which the Plan is a Top-Heavy Plan as defined in Section 10.5, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the provisions of this Article 10.

10.2 Vesting Provision - Each Participant who has completed an Hour of Service during the Plan year in which the Plan is a Top-Heavy Plan and has completed the number of Years of Vesting Service specified in the following table shall have a nonforfeitable right to the percentage of his Employer Account (other than the Qualified Nonelective Contribution subaccount) under this Plan, in accordance with the following table:


                Years of Vesting Service             Vested Portion
                      Less than 2                           0%
                           2                               20%
                           3                               40%
                           4                               60%
                           5                               80%
                       6 or more                          100%

          Each Participant's vested portion of his Employer Account shall not be less than his vested Employer Account determined as of the last day of the Last Plan Year in which the Plan was not a Top-Heavy Plan. If the Plan ceases to be a Top-Heavy Plan, an Employee with three or more years of employment, whether or not consecutive, shall have the vested portion of his Employer Account determined in accordance with either this Section 10.2 or Section 6.4.

10.3 Minimum Contribution Provisions. Each eligible Employee who (i) is a Non-Key Employee, as defined in Section 10.7 and (ii) is employed on the last day of the Plan Year, even if such Participant has failed to complete one thousand (1,000) Hours of Service during such Plan Year, shall be entitled to have an Employer Contribution of not less than three percent (3%) of the Participant's Compensation, as defined for purposes of Section 415 of the Code, allocated to his Employer Account.

          The minimum contribution percentage set forth above shall be reduced for any Plan Year to the percentage at which contributions are made under the Plan for the Plan Year for the Key Employee, as defined in
          Section 10.7, for whom such percentage is the highest for such Plan year. For this purpose, the percentage with respect to a Key Employee shall be determined by dividing the contributions for such Key Employee by his Compensation, as defined for purposes of Section 415 of the Code.

          Contributions taken into account under the immediately preceding sentence shall include contributions under the Plan, including Pretax Contributions, and under all other defined contribution and defined benefit plans required to be included in an aggregation group, as defined in Subsection 10.5(c), but shall not include any plan required to be included in such aggregation group of such plan enables a defined benefit plan required to be included in such group to meet the requirements of Section 401(a)(4) and 410 of the Code.

          Contributions taken into account under this Section 10.3 shall not include any contributions under Social Security or any other federal or state law.

10.4 Coordination with Other Plans. In the event that another defined benefit or defined contribution plan maintained by the Employer or any Affiliated Employer becomes top-heavy under Code Section 416, the required minimum contribution and/or benefit under Reg. 1.416-(1) shall be made under this Plan for purposes of satisfying Code Section 416.

10.5 Top-Heavy Plan Definition. The Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, as defined in Subsection 9(a), the aggregate of the Accounts under the Plan for Participants who are Key Employees, as defined in Section 10.7, exceeds sixty percent (60%) of the present value of the aggregate of the Accounts for all Participants, or if this Plan is required to be in an aggregation group, as defined in Subsection (c), which for such Plan year is a top-heavy group, as defined in Subsection (d). For purposes of making this determination, the Accounts of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior Plan Year or
          (ii) who has not performed any service for the Employer at any time during the five (5) year period ending on the Determination Date, shall be disregarded.

          (a) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year.

          (b) The present value shall be determined as of the most recent Valuation Date that is within the twelve (12) month period ending on the Determination Date, and as described in the regulations prescribed under the Code.

          (c) "Aggregation group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

               (1) The group of plans that are required to be aggregated (the "required aggregation group") includes:

                    (i)  each  plan of an  Affiliated  Employer,  in which a Key
                         Employee  is  a  participant,   including  collectively
                         bargained plans, and

                    (ii) each other plan of an  Affiliated  Employer,  including collectively bargained plans, which enables a plan in which a Key Employee is a participant to meet the requirements of Sections 401(a)(4) and 410 of the Code.

               (2) The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required
                    aggregation   group  plus  one  (1)  or  more  plans  of  an
                    Affiliated Employer that is not part of the required aggregation group and that the Committee certifies as constituting a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if benefits are comparable to those provided by the plans in the required aggregation group and, if after the addition, the aggregation group as a whole continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

          (d) "Top-heavy group" means the aggregation group if, as of the applicable determination date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the aggregation group exceeds sixty percent (60%) of the aggregate accrued benefits and accounts for all Employees under such defined benefit and defined contribution plans. If the aggregation group that is a top-heavy group is a required aggregation group, each plan in the group will be top-heavy. If the aggregation group that is a top-heavy group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as top-heavy. If the aggregation group is not a top-heavy group, no plan within such group will be top-heavy.

          (e) In determining whether the Plan constitutes a Top-Heavy Plan, the Committee shall make the following adjustments in connection therewith:

               (1) When more than one (1) plan is aggregated, the Committee shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits and account balances. The results shall then be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year.

               (2) In determining the present value of the cumulative accrued benefits or the value of the account of any Employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such Employee under the applicable plan during the five (5) year period ending on the determination date, unless reflected in the value of the accrued benefit or account balances as of the most recent Valuation Date. Such amounts shall include distributions to Employees which represented the entire amount credited to their Accounts under the applicable plan, and distributions made on account of the death of an Employee to the extent such death benefits do not exceed the present value of the account.

               (3) Further, in making such determination, such present value or Account shall include any Rollover Contribution, or similar transfer, as follows:

                    (i) If the Rollover Contribution, or similar transfer, is initiated by the Employee and made to or from a plan maintained by another employer, the plan providing the distribution shall include such distribution in the present value or account; the plan accepting the distribution shall not include such distribution in the present value or Account unless the plan accepted it before December 31, 1983.

                    (ii) If the Rollover  Contribution,  or similar transfer, is not initiated by the Employee or made from a plan maintained by an Affiliated Employer, the plan accepting the distribution shall include such distribution in the present value or account whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value or such account.

10.6 Change in 415(e) Limits. In the event the Employer also maintains a defined benefit plan that provides benefits to Participants in this Plan, and if the Plan is a Top-Heavy Plan, the combined plan limit of
          Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25" in Code Sections 415(3)(2)(B) and 415(e)(3)(b). However, this provision does not apply if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in
          Section 10.5 or if the Plan  provides an Employer  Contribution  under
          Section 10.3 of not less than four percent (4%) of the Participant's Compensation, as defined for purposes of Section 415 of the Code.

10.7 Key Employee. The term "Key Employee" means any Employee, including former Employees under the Plan, who, at any time during the Plan Year containing the determination date or during any of the four (4) preceding Plan Years, is or was one of the following:

          (a) An officer of an Affiliated Employer, having annual Compensation from the Affiliated Employer greater than fifty percent (50%) of the dollar amount in effect under Code Section 415(b)(1)(A). Whether an individual is an officer shall be determined by the Committee on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, there shall be treated as officers no more than the lesser of (i) fifty (50) Employees, or (ii) the greater of three (3) Employees or ten percent (10%) of the greatest number of Employees.

               For  this purpose, the highest-paid officers shall be selected.

          (b) One of the ten (10) Employees having annual Compensation greater than the dollar limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning, within the meaning of the constructive ownership rules of the Code) more than one-half percent (.5%) interest in the value and the largest percentage interests in an Affiliated Employer. An Employee who has such an ownership interest is considered to have one (1) of the largest interests in the Affiliated Employer unless at least ten (10) other Employees own a greater interest than that Employee during any year in the testing period and such other employees have annual Compensation during such Plan Year of ownership greater than the dollar limitation in effect under Code
               Section 415(c)(1)(A) for the Plan Year. Ownership shall be determined on the basis of percentage of ownership interest in total ownership value and not dollar amounts.

          (c) Any person who owns (or is considered as owning within the meaning of the constructive ownership rules of the Code) more than five percent (5%) of the outstanding stock of an Affiliated Employer or possessing more than five percent (5%) of the combined total voting power of an Affiliated Employer.

          (d) A one percent (1%) owner of the outstanding stock of an Affiliated Employer having an annual Compensation from the Affiliated Employer of more than one hundred fifty thousand dollars $150,000).

               For purposes of this Section 10.7, Compensation shall mean compensation as defined in Section 414(q)(7) of the Code.

               For purposes of Subsections (a), (b), (c), and (d), a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of Subsections (c) and (d), each Affiliated Employer is treated separately in determining ownership percentages, but in determining the amount of Compensation, each Affiliated Employer is taken into account.

10.8 Non-Key Employee. The term "Non-Key Employee" means any Employee and any Beneficiary of an Employee who is not a Key Employee.

10.9      Collective Bargaining Rules. The provisions of Section 10.2, 10.3, and
          10.4 do not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement unless the application of such Sections has been agreed on with the collective bargaining agent.

10.10 Other Special Rules. If any individual has not performed services for the Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual (and the Account of such individual) shall not be taken into account.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1      Limitation on Distributions

          Notwithstanding any provision of this Plan regarding payment to Beneficiaries, Members, or any other person, the Committee may withhold payment to any person if the Committee determines that such payment may expose the Plan to conflicting claims for payment.

          As a condition for any payments, the Committee may require such consent, representations, releases, waivers, or other information as it deems appropriate. The Committee may, at its discretion, comply with the terms of any judgment or other judicial decree, order, settlement, or agreement including, but not limited to, a Qualified Domestic Relations Order as defined in Code Section 414(p).

11.2      Limitation on Reversion of Contributions

          Except as provided in subsections (a) through (c) below, Employer contributions made under the Plan will be held for the exclusive benefit of Members and their Beneficiaries and may not revert to the Employer.

          (a) In the case of a contribution that is made by a mistake of fact, such contribution may be returned to the Employer within one year after it is contributed to the Plan.

          (b) In the case of a contribution conditioned upon its deductibility under Section 404 of the Internal Revenue Code, to the extent the deduction is disallowed, the amount disallowed may be returned to the Employer within one year after the disallowance.

          The maximum contribution that may be returned to the Employer will not exceed the amount actually contributed to the Plan, or the value of such contribution on the date it is returned, if less.

11.3      Voluntary Plan

          The Plan is purely voluntary on the part of an Employer and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Employee or any person legal or equitable right against the Employer, the Funding Agent, the Trustee, or the Committee unless specifically provided for in this Plan or conferred by affirmative action of the Committee or the Employer according to the terms and provisions of this Plan. Such actions will not be construed as giving any Employee or Member the right to be retained in the service of the Employer. All Employees and/or Members will remain subject to discharge to the same extent as though this Plan had not been established.

11.4      Statement of Member's Account

          The Committee shall as soon as practical after the end of each Plan Year, mail to each Member a statement setting forth the account of such Member in the respective funds as of the end of such Plan Year. Such statement shall be deemed to have been accepted as complete unless written notice to the contrary is received by the Committee within 30 days after the mailing of such statement to the Member.

11.5      Notices and Communications

          (a) All notices, reports, and statements given, made, delivered, or transmitted to a Member shall be deemed duly given, made, delivered, or transmitted when mailed, by such class as the sender may deem appropriate, with postage prepaid and addressed to the Member at the address last appearing on the records of the Employer with respect to this Plan.

          (b) All applications, notices, designations, elections, directions, or other communications from a Member or Beneficiary to the Funding Agent, Trustee, Committee, or Employer shall be in writing on prescribed forms and shall not be deemed to have bene duly given, made, delivered, transmitted, or received unless and until actually received by the Funding Agent, Trustee, Committee, or the Employer, whichever is applicable under the terms of this Plan.

11.6      Records Conclusive

          The records of the Funding Agent, Trustee, the Committee, and the Employer shall be deemed conclusive in respect of all matters involved in the administration of this Plan.

11.7      Nonalienation of Benefits

          Members and their Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but said benefits or any of the property rights in the Plan will not be assignable or distributable to any creditor or other claimant of such Member. A Member will not have the right to anticipate, assign, pledge, accelerate, or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Member or his Beneficiary provided, however, the Employer, Funding Agent, Trustee, or Committee shall recognize and comply with a properly executed Qualified Domestic Relations Order as defined in Code Section 414(p).

11.8      Inability to Receive Benefits

          If the Committee receives evidence that a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release, and another person or an institution is maintaining or has custody of such person, and no guardian, committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, then any distribution made under the Plan may be made to such other person or institution. the release of such other person or institution will be a valid and complete discharge for the payment of such distribution.

11.9      Unclaimed Benefits

          If the Committee is unable, after reasonable and diligent effort, to locate a Member or Beneficiary who is entitled to a distribution under the Plan, the distribution due such person will be forfeited after give years. If, however, the Member or Beneficiary later files a claim for such benefit, it will be reinstated without any interest earned thereon. Notification by certified or registered mail to the last known address of the Member or Beneficiary will be deemed a reasonable and diligent effort to locate such person.

11.10     Limitation of Rights

          Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm, or association other than the Employer, the Members, the Beneficiaries, and their successors in interest any right, remedy, or claim under or by reason of this Plan.

11.11     Payment of Expenses

          All costs and expenses incurred in administering the Plan, including the fees and expenses of the Funding Agent, Trustee, or the fees of its counsel and other administrative expenses, including costs of audit, shall be charged to and paid out of the Trust Fund unless paid by the Employer.

11.12     Limitation of Liability

          No director, or officer, or Employee of the Employer or any of its subsidiaries, shall be personally liable for any act or omission to act in connection with the operation or administration of the Plan, except for his own willful misconduct.

11.13     Invalid Provisions

          In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.

11.14     One Plan

          This Plan may be executed in any number of counterparts, each of which will be deemed an original and the counterparts will constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.

11.15     Use and Form of Words

          Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would apply, and vice versa. Whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where they would apply, and vice versa.

11.16     Headings

          Headings of articles and sections are inserted solely for convenience and reference, and constitute no part of the Plan.

11.17     Governing Law

          The Plan will be governed by and construed according to the federal laws governing employee benefit plans qualified under the Code and according to the laws of the State of California, where such laws are not in conflict with the federal laws.

          IN WITNESS WHEREOF, Cubic Corporation has adopted this Plan effective October 1, 1989.

                                            CUBIC CORPORATION


                                            By:
                                            Title:

                                            Date:

                                            By:
                                            Title:

                                   Appendix A

                                CUBIC CORPORATION
                         EMPLOYEES' PROFIT-SHARING PLAN

                         List of Participating Employers

Cubic Corporation
9333 Balboa Avenue
San Diego, CA 92123

Cubic Defense Systems
9333 Balboa Avenue
San Diego, CA 92123

Cubic Communications, Inc.
4285 Ponderosa Avenue
San Diego, CA 92123

Cubic Field Services
4285 Ponderosa Avenue
San Diego, CA 92123

Consolidated Converting Company
2601 Workman Mill Road
Whittier, CA 90607

Cubic Precision (Electro-Optical Division)
750 Huyler Street
Teterboro, NJ 07608

Cubic Automatic Revenue Collection Group (CARCG)
         World Headquarters
         5650 Kearny Mesa Road
         San Diego, CA 92111

         Toll Systems Division
         89 Arkay Drive
         Hauppauge, NY 11788

         New York Revenue Automation
         111 8th Avenue, Suite 700
         New York, NY 10011

                                                                      Appendix B

                                CUBIC CORPORATION
                         EMPLOYEES' PROFIT-SHARING PLAN

                                Investment Funds


The following Investment Funds are provided by the Plan:

Fund 1: Money Market Account- consists of short-term debt instruments which are essentially loans made by major corporations and the U.S. Government.

          Fund 2: Guaranteed Interest Account (GIA)- invests in high grade public and private fixed income securities of varying maturities.

Fund 3: Long-Term Bond Index Account - comprised of long-term, high quality bonds with a primary concentration in Treasury securities.

Fund 4: Jennison Balanced Account -a commingled account which follows a performance-oriented dynamic approach, shifting among stocks, bonds, and cash to maximize returns.

Fund 5 First Essex Stock Account - invests in a broad based stock portfolio of large U.S. companies.

Fund 6: Jennison Equity Account - a commingled fund based on a growth stock philosophy, focusing on large and medium sized companies.